Exhibit 10.1

EXECUTION VERSION

SECOND EXTENSION AGREEMENT

THIS SECOND EXTENSION AGREEMENT (this “Agreement”) dated as of January 6, 2009 is entered into by and among CROWN CASTLE INTERNATIONAL CORP., a Delaware corporation (“Holdings”), CROWN CASTLE OPERATING COMPANY, a Delaware corporation (the “Borrower”), the Subsidiary Guarantors (as defined in the Credit Agreement (as defined below) and, together with Holdings and the Borrower, the “Loan Parties”), the Revolving Lenders (as defined in the Credit Agreement) party hereto and THE ROYAL BANK OF SCOTLAND PLC, as administrative agent (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Loan Parties, the Administrative Agent and the Lenders entered into that certain Credit Agreement, dated as of January 9, 2007 (as amended, amended and restated, supplemented or otherwise modified to the date hereof, the “Credit Agreement”);

WHEREAS, the Borrower, the Administrative Agent and the Revolving Lenders party to the Credit Agreement entered into that certain Extension Agreement, dated as of December 19, 2007 (the “First Extension Agreement”) to extend the Revolving Termination Date pursuant to Section 2.3(c) of the Credit Agreement; and

WHEREAS, the Borrower, the Administrative Agent and the Revolving Lenders party to this Agreement desire to further extend the Revolving Termination Date pursuant to Section 2.3(c) of the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Credit Agreement, in consideration of the Revolving Loans which may hereafter be made by the Revolving Lenders to the Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS AND REFERENCES

1.1 Terms Defined in the Credit Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Credit Agreement shall have the same meanings whenever used in this Agreement.

ARTICLE II.

EXTENSION

2.1 Extension of Maturity Date. Each of the undersigned Revolving Lenders hereby agrees to extend the Revolving Termination Date for its Revolving Commitments and Revolving Loans outstanding on the Effective Date and set forth on Schedule 1 attached hereto to January 5, 2010.

ARTICLE III.

CONDITIONS OF EFFECTIVENESS

3.1 Documents to be Delivered.

(a) Except as set forth in Section 3.1(b) herein, this Agreement shall become effective as of the date set forth above (the “Effective Date”) when the Administrative Agent shall have received this Agreement duly executed and delivered by each Loan Party, the Administrative Agent and the Majority Facility Lenders under the Revolving Facility (including, for this purpose, any Replacement Lender and excluding any Non-Extending Lender that will be replaced by a Replacement Lender).

(b) The agreement set forth in Article II of this Agreement shall become effective as of January 6, 2009 (the “Second Extension Effective Date”) upon satisfaction of the following conditions precedent:

(i) The Administrative Agent shall have received:

(1) a certificate of the Borrower dated as of the Second Extension Effective Date signed by a Responsible Officer of the Borrower certifying that (x) before and after giving effect to such extension, the representations and warranties contained in Section 4 of the Credit Agreement and the other Loan Documents made by any Loan Party are true and correct in all material respects on and as of the Second Extension Effective Date as if made on and as of the Second Extension Effective Date, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date and (y) as of the date of and after giving effect to such extension, no Default or Event of Default exists or will exist; and

(2) an originally executed opinion of the Borrower’s counsel in form and substance reasonably satisfactory to the Administrative Agent; and

(ii) On such date, and after giving effect to such extension, (1) the Total Revolving Commitments of the Extending Lenders and Replacement Lenders under the Revolving Facility shall be at least $175,000,000 and (2) the aggregate amount of the Available Revolving Commitments shall be at least $30,000,000.

3.2 Payments and Reimbursements.

(a) On the Second Extension Effective Date, the Borrower shall pay in full to the Administrative Agent, for distribution to each Revolving Lender on such date (including

Replacement Lenders, but excluding Non-Extending Lenders), an extension fee equal to a percentage of the amount of such Revolving Lender’s Revolving Commitment equal to the greater of (i) 5.00% and (ii) the highest such percentage paid to any Revolving Lender that becomes party hereto pursuant to Section 5.5.

(b) All arrangement, agency, legal and other fees that are due on or before the Second Extension Effective Date and are required to be paid or reimbursed by the Borrower to the Administrative Agent or any Revolving Lender pursuant to any Loan Document or any other agreement heretofore entered into shall have been paid.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties. In order to induce the Revolving Lenders party hereto to enter into this Agreement, each of the Borrower and the other Loan Parties represents and warrants to the Administrative Agent and each Revolving Lender party hereto that:

(a) each of the representations and warranties contained in Section 4 of the Credit Agreement and the other Loan Documents made by such party is true and correct in all material respects on and as of the Effective Date as if made on and as of the Effective Date, except to the extent that such representation and warranty expressly relates to an earlier date, in which case such representation and warranty was true and correct in all material respects as of such earlier date;

(b) each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform this Agreement, and each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. No material consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority (including without limitation, the FCC, the FAA or any other Licensing Authority) or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement which has not been obtained;

(c) when duly executed and delivered, each of this Agreement and the Credit Agreement in effect on the Second Extension Effective Date will be a legal and binding obligation of each Loan Party, enforceable against each such Loan Party in accordance with its terms, except as limited by Debtor Relief Laws and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); and

(d) no Default or Event of Default has occurred or is continuing.

ARTICLE V.

MISCELLANEOUS

5.1 Ratification of Agreements.

(a) The Credit Agreement as hereby extended is hereby ratified and confirmed in all respects by each Loan Party. Each of the other Loan Documents, as each may be extended or affected by this Agreement, are hereby ratified and confirmed in all respects by each Loan Party. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Credit Agreement as hereby extended.

(b) Each Guarantor hereby: (i) ratifies and reaffirms each Loan Document to which such Guarantor is a party, (ii) confirms such Guarantor’s agreement to the terms of this Agreement and (iii) acknowledges that such Guarantor has no offsets or defenses to such Guarantor’s obligations under the Loan Documents to which such Guarantor is a party and no claims or counterclaims against the Lenders.

5.2 Survival of Representations and Warranties. All representations and warranties of each Loan Party herein shall survive the execution and delivery of this Agreement and the performance hereof.

5.3 No Waiver, Cumulative Remedies. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lenders under the Credit Agreement or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document. No failure or delay or course of dealing on the part of the Lenders in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Lenders would otherwise have. No notice to or demand on the Borrower or any other Loan Party in any case shall entitle such parties to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lenders to any other or further action in any circumstances without notice or demand.

5.4 Loan Documents. This Agreement is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

5.5 Additional Revolving Lenders. Any Extending Lender or Replacement Lender not a party hereto on the Effective Date that approves the Borrower’s extension request after the Effective Date but prior to the Second Extension Effective Date may become a party to this Agreement by delivering to the Administrative Agent, prior to the Second Extension Effective Date, a lender addendum, in the form of Exhibit A hereto, duly executed by such Revolving Lender, each Loan Party and the Administrative Agent.

5.6 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision.

5.7 Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

5.8 Counterparts; Fax. This Agreement may be executed and delivered in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. The delivery of a counterpart may be made by facsimile or electronic transmission.

5.9 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Extension Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ Jay Brown
	Name:	Jay Brown
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

CROWN CASTLE OPERATING COMPANY

By:	/s/ Jay Brown
	Name:	Jay Brown
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

CROWN CASTLE OPERATING LLC

By:	/s/ Jay Brown
	Name:	Jay Brown
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

[Signature Page to Crown Castle Extension Agreement]

THE ROYAL BANK OF SCOTLAND PLC, as Administrative Agent and as a Revolving Lender

By:	/s/ Andrew Wynn
	Name:	Andrew Wynn
	Title:	Managing Director

BANK OF AMERICA, N.A.,
as a Revolving Lender

By:	/s/ Christopher T. Ray
	Name:	Christopher T. Ray
	Title:	Senior Vice President

BARCLAYS BANK PLC,
as a Revolving Lender

By:	/s/ Doug Bernegger
	Name:	Doug Bernegger
	Title:	Director

CALYON NEW YORK BRANCH,
as Documentation Agent and as a Revolving Lender

By:	/s/ Tanya Crossley
	Name:	Tanya Crossley
	Title:	Managing Director

By:	/s/ Priya Vrat
	Name:	Priya Vrat
	Title:	Director

[Schedule 1 to Crown Castle Extension Agreement]

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as a Revolving Lender

By:	/s/ David Mayhew
	Name:	David Mayhew
	Title:	Managing Director

By:	/s/ Patrick W. Dowling
	Name:	Patrick W. Dowling
	Title:	Director

MORGAN STANLEY BANK, N.A.,
as a Revolving Lender

By:	/s/ Melissa James
	Name:	Melissa James
	Title:	Authorized Signatory

TORONTO DOMINION (NEW YORK) LLC,
as a Revolving Lender

By:	/s/ Debbi L. Brito
	Name:	Debbi L. Brito
	Title:	Authorized Signatory

[Schedule 1 to Crown Castle Extension Agreement]